Exhibit 99.1

Evolent Health Announces Third Quarter 2018 Results
WASHINGTON, D.C., November 6, 2018 – Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading health systems and physician organizations, today announced financial results for the quarter ended September 30, 2018.

Highlights from the third quarter of 2018 announcement include (all comparisons are to the quarter ended September 30, 2017):

•	GAAP revenue of $149.9 million, an increase of 39.0%; Adjusted Revenue of $150.2 million, an increase of 38.6%

•	Net income (loss) attributable to Evolent Health, Inc. of $(12.4) million, Adjusted EBITDA of $4.8 million

•	Lives on platform of approximately 3.1 million, an increase of 16.4%

•
Expanded opportunity with SOMOS IPA (“SOMOS”). The New York State Department of Health recently announced that SOMOS has been approved to participate in the Innovator program. Working closely with Evolent, SOMOS intends to contract with Managed Care Organizations (MCOs) to take on delegated risk and coordinate care for Medicaid enrollees in the greater New York metropolitan region.

•
Entered into a definitive agreement to acquire New Century Health (“NCH”), a technology-enabled, specialty care management company focused primarily on cancer and cardiac care supporting approximately 462,000 Medicare Advantage lives. As of the October 1, 2018 transaction close date, NCH is a full subsidiary of Evolent Health.

Frank Williams, Chief Executive Officer of Evolent Health, Inc., commented, “We are quite pleased with our third quarter results and our continued strong performance in 2018. Coupled with the recent positive movement in the health care policy environment, our success in driving clinical and financial improvement for our partners has served as a catalyst in growing our pipeline and adding nine new partners to the Evolent network this year.”

Mr. Williams commented, “We are delighted to announce that one of our new partners, SOMOS, has received a new contracting designation as a Value-Based Payment Innovator in New York. As a participant in the Innovator program, SOMOS is now able to pursue delegated risk arrangements with MCOs responsible for more than one million Medicaid managed care lives in the greater New York metropolitan region. We look forward to supporting SOMOS in its clinical operations as a Value-Based Payment Innovator and continuing to support its efforts in New York State’s Delivery System Reform Incentive Payment program. As an organization with such deep ties to the communities it serves, SOMOS is well-positioned to make a significant impact on the health of New York’s Medicaid population.”

Mr. Williams added, “We are also pleased to report that, together, our Evolent teams and Medicaid partners in Florida—Lee Health, Baptist Health Care and Nicklaus Children’s Health System—are making great strides to meet the state regulator’s readiness requirements for the launch of three new Medicaid health plans. The plans are slated to begin operations at staggered start dates across late 2018 and early 2019, and we’re excited to see the value these provider-led plans can bring to thousands of beneficiaries in one of the largest Medicaid populations in the U.S.”

Mr. Williams concluded, “As we approach the end of 2018, the Evolent team is highly focused on driving strong results for our network, which has surpassed 35 partners. The team is also focused on onboarding several new partners at the beginning of 2019. We are excited about the addition of NCH to our portfolio of solutions focused on managing total cost of care. NCH has a proven track record of delivering impressive results for its partners, both from a clinical quality and financial standpoint in the specialty care management areas of oncology and cardiology. We look forward to collaborating with the talented NCH team and exploring a number of market opportunities going forward.”

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.

Reported Results

Evolent Health, Inc. reported the following United States of America generally accepted accounting principles (“GAAP”) results:

•	Total revenue of $149.9 million and $107.9 million for the three months ended September 30, 2018 and 2017, respectively, an increase of 39.0%;

◦	Services revenue of $130.9 million for the three months ended September 30, 2018, before intersegment eliminations of $(3.5) million; and

◦	True Health premiums revenue of $22.8 million before intersegment eliminations of $0.2 million.

•	Cost of revenue of $74.0 million and $68.3 million for the three months ended September 30, 2018 and 2017, respectively, an increase of 8.3%;

•	Claims expenses of $17.0 million for the three months ended September 30, 2018;

•	Selling, general and administrative expenses of $59.6 million and $45.8 million for the three months ended September 30, 2018 and 2017, respectively, an increase of 30.0%;

•	Net income (loss) attributable to Evolent Health, Inc. of $(12.4) million and $(12.6) million for the three months ended September 30, 2018 and 2017, respectively;

•	Earnings (loss) available to common shareholders, basic and diluted, of $(12.4) million and $(12.6) million for the three months ended September 30, 2018 and 2017, respectively; and

•	Earnings (loss) available to common shareholders, per basic and diluted share, of $(0.16) and $(0.18) for the three months ended September 30, 2018 and 2017, respectively.

Total cash and cash equivalents as of September 30, 2018, were $221.8 million.

Adjusted Results

•	Adjusted Revenue of $150.2 million and $108.4 million for the three months ended September 30, 2018 and 2017, respectively, an increase of 38.6%;

◦	Adjusted Services Revenue of $131.1 million for the three months ended September 30, 2018, before intersegment eliminations of $(3.5) million; and

◦	True Health premiums revenue of $22.8 million for the three months ended September 30, 2018, before intersegment eliminations of $(0.2) million.

•	Adjusted Cost of Revenue of $73.0 million and $65.7 million for the three months ended September 30, 2018 and 2017, respectively, an increase of 11.1%;

•	Claims expenses of $17.0 million for the three months ended September 30, 2018;

•	Adjusted Selling, General and Administrative Expenses of $55.4 million and $40.0 million for the three months ended September 30, 2018 and 2017, respectively, an increase of 38.3%;

•	Adjusted EBITDA of $4.8 million and $2.6 million for the three months ended September 30, 2018 and 2017, respectively;

◦	Services Adjusted EBITDA of $4.1 million for three months ended September 30, 2018; and

◦	True Health Adjusted EBITDA of $0.7 million for the three months ended September 30, 2018.

•	Adjusted Earnings (Loss) Available for Class A and Class B Shareholders of $(3.0) million and $(3.2) million for the three months ended September 30, 2018 and 2017, respectively; and

•	Adjusted Earnings (Loss) per Share Available for Class A and Class B Shareholders of $(0.04) and $(0.04) for the three months ended September 30, 2018 and 2017, respectively.

Business Outlook

The fourth quarter will be the first time that we will include the results of NCH subsequent to closing the acquisition on October 1, 2018. We are not providing forward looking guidance for GAAP reported financial measures. A reconciliation of forward looking non-GAAP financial measures to the most comparable GAAP financial measure is provided in the “Guidance Reconciliation” table below. For the full year 2018, Adjusted Revenue is expected to be in the range of approximately $624.0 million to $629.0 million. The components of Adjusted Revenue include Adjusted Services Revenue, which is forecasted to be approximately $548.0 million to $552.0 million, and True Health premiums revenue, which is forecasted to be approximately $91.0 million to $92.0 million; intersegment eliminations are forecasted to be approximately $(15.5) million for the full year. Adjusted EBITDA is expected to be in the range of approximately $22.5 million to $24.5 million.

For the three months ended December 31, 2018, Adjusted Revenue is expected to be in the range of approximately $185.0 million to $190.0 million. The components of Adjusted Revenue include Adjusted Services Revenue, which is forecasted to be approximately $167.0 million to $171.0 million, and True Health premiums revenue, which is forecasted to be approximately $22.0 million to $23.0 million; intersegment eliminations are forecasted to be approximately $(4.0) million for the quarter. Within Adjusted Services Revenue, we are forecasting the contribution from NCH to be within the range of $44.0 million to $46.0 million. Adjusted EBITDA is expected to be in the range of approximately $5.0 million to $7.0 million. Adjusted EBITDA from NCH is forecasted to be approximately $4.0 million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information
As previously announced, Evolent Health, Inc. will hold a conference call to discuss its third quarter performance this evening, November 6, 2018, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the Evolent Health call. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company’s website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.
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About Evolent Health
Evolent Health partners with leading provider organizations to achieve superior clinical and financial results in value-based care and under full-risk arrangements. With a provider heritage and over 20 years of health plan administration experience, Evolent operates in more than 30 U.S. health care markets, actively managing care across Medicare, Medicaid, commercial and self-funded adult and pediatric populations. With the experience to drive change, Evolent confidently stands by a commitment to achieve results. For more information, visit www.evolenthealth.com.

Contacts:

Bob East	Robin Glass
443.213.0500	571.389.6005
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	RGlass@evolenthealth.com

Financial Statement Presentation
Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.
Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Services Adjusted EBITDA, True Health Adjusted EBITDA, Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders and Adjusted Weighted-Average Class A and Class B Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue are defined as transformation services revenue and platform and operations services revenue, respectively, before the effect of intersegment eliminations and adjusted to exclude the impact of purchase accounting adjustments. In addition, the company’s Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue for the nine months ended September 30, 2018, include a $4.5 million adjustment related to revenue that was contracted for prior to 2018 and that was properly excluded from revenue in our 2017 results under the revenue recognition rules then in effect under Accounting Standards

Codification (“ASC”) 605. On January 1, 2018, we adopted the new revenue recognition rules under ASC 606 using the modified retrospective method, which required us to include this $4.5 million as part of the cumulative transition adjustment to beginning retained earnings as of January 1, 2018. Under ASC 605, and based on proportionate performance revenue recognition, we would have recognized an additional $4.5 million in revenue during 2018, primarily within our Adjusted Transformation Services Revenue. The company has therefore included this revenue, and related profit, in its adjusted results for the nine months ended September 30, 2018, as they had not been previously reported prior to 2018 and the contracts are expected to be completed within 2018. This is a one-time adjustment and it will not reoccur in future periods.

Adjusted Services Revenue is defined as the sum of Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue. Adjusted Revenue is defined as the sum of Adjusted Services Revenue and True Health premiums revenue, less relevant intersegment eliminations. Management uses Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations, securities offerings and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are one-time (e.g. transaction costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is adjusted to exclude the impact of one-time adjustments, such as goodwill impairment, severance costs, and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration and indemnification assets.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is the sum of Services Adjusted EBITDA and True Health Adjusted EBITDA and is defined as EBITDA (net income (loss) attributable to Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude, changes in fair value of contingent consideration and indemnification assets, income (loss) from equity method investees, other income (expense), net, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations and other one-time adjustments (which for the nine months ended

September 30, 2018, includes the ASC 606 transition adjustment described above). Management uses Adjusted EBITDA as a supplemental performance measure because the removal of transaction costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Class A and Class B Shareholders is defined as earnings (loss) available to common shareholders adjusted to exclude, income (loss) from equity method investees, (provision) benefit for income taxes, changes in fair value of contingent consideration and indemnification assets, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations and other one-time adjustments (which for the nine months ended September 30, 2018, includes the ASC transition adjustment described above).

Adjusted Weighted-Average Class A and Class B Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders is defined as Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares, and reflects the adjustments made in those non-GAAP measures.

Management uses Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Weighted-Average Class A and Class B Shares and Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

(in thousands, except per share data)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue
Transformation services	$9,230	$8,204	$23,950	$23,799
Platform and operations services	118,094	99,708	341,258	297,422
Premiums	22,623	—	68,751	—
Total revenue	149,947	107,912	433,959	321,221

Expenses
Cost of revenue (exclusive of depreciation and amortization
expenses presented separately below)	73,967	68,281	214,945	203,804
Claims expenses	16,992	—	52,169	—
Selling, general and administrative expenses	59,566	45,834	172,495	150,474
Depreciation and amortization expenses	10,352	7,717	29,882	21,236
Change in fair value of contingent consideration and indemnification asset	100	100	(1,404)	300
Total operating expenses	160,977	121,932	468,087	375,814
Operating income (loss)	(11,030)	(14,020)	(34,128)	(54,593)
Interest income	968	411	2,918	813
Interest expense	(853)	(880)	(2,561)	(2,781)
Income (loss) from equity method investees	(1,381)	(369)	(2,787)	(1,446)
Other Income (expense), net	(124)	15	(64)	21
Income (loss) before income taxes and
non-controlling interests	(12,420)	(14,843)	(36,622)	(57,986)
Provision (benefit) for income taxes	135	(1,714)	29	(2,009)
Net income (loss)	(12,555)	(13,129)	(36,651)	(55,977)
Net income (loss) attributable to non-controlling interests	(126)	(541)	(680)	(8,471)
Net income (loss) attributable to Evolent Health, Inc.	$(12,429)	$(12,588)	$(35,971)	$(47,506)

Earnings (Loss) Available to Common Shareholders
Basic	$(12,429)	$(12,588)	$(35,971)	$(47,506)
Diluted	(12,429)	(12,588)	(35,971)	(47,506)

Earnings (Loss) per Common Share
Basic	$(0.16)	$(0.18)	$(0.47)	$(0.78)
Diluted	(0.16)	(0.18)	(0.47)	(0.78)

Weighted-Average Common Shares Outstanding
Basic	77,999	70,328	76,871	60,867
Diluted	77,999	70,328	76,871	60,867

Comprehensive income (loss)
Net income (loss)	$(12,555)	$(13,129)	$(36,651)	$(55,977)
Other comprehensive income (loss), net of taxes, related to:
Foreign currency translation adjustment	(116)	—	(264)	—
Total comprehensive income (loss)	(12,671)	(13,129)	(36,915)	(55,977)
Total comprehensive income (loss) attributable to
non-controlling interests	(126)	(541)	(680)	(8,471)
Total comprehensive income (loss) attributable to
Evolent Health, Inc.	$(12,545)	$(12,588)	$(36,235)	$(47,506)

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of	As of
	September 30,	December 31,
	2018	2017
Cash and cash equivalents	$221,837	$238,433
Restricted cash	45,010	56,930
Restricted investments	712	8,755
Note receivable	6,000	20,000
Total current assets	348,591	378,182
Intangible assets, net	230,806	241,261
Goodwill	635,088	628,186
Total assets	1,322,676	1,312,697

Long-term debt, net of discount	122,082	121,394
Total liabilities	274,103	266,391
Total shareholders' equity (deficit) attributable to
Evolent Health, Inc.	1,038,565	1,010,879
Non-controlling interests	10,008	35,427
Total liabilities and shareholders' equity (deficit)	1,322,676	1,312,697

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Nine
	Months Ended
	September 30,
	2018	2017
Net cash and restricted cash provided by (used in) operating activities	$4,317	$(33,993)
Net cash and restricted cash provided by (used in) investing activities	(24,933)	15,967
Net cash and restricted cash provided by (used in) financing activities	(7,935)	143,922
Effect of exchange rate on cash and cash equivalents and restricted cash	35	—

Net increase (decrease) in cash and cash equivalents and restricted cash	(28,516)	125,896
Cash and cash equivalents and restricted cash as of beginning-of-period	295,363	170,029
Cash and cash equivalents and restricted cash as of end-of-period	$266,847	$295,925

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(unaudited)

(in thousands)	For the Three Months Ended September 30, 2018			For the Three Months Ended September 30, 2017
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$9,230	$—	$9,230	$8,204	$—	$8,204	$1,026	12.5%	$1,026	12.5%
Platform and operations services (1)	118,094	214	118,308	99,708	449	100,157	18,386	18.4%	18,151	18.1%
Premiums	22,623	—	22,623	—	—	—	22,623	—%	22,623	—%
Total revenue	149,947	214	150,161	107,912	449	108,361	42,035	39.0%	41,800	38.6%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	73,967	(988)	72,979	68,281	(2,613)	65,668	5,686	8.3%	7,311	11.1%
Claims expenses	16,992	—	16,992	—	—	—	16,992	—%	16,992	—%
Selling, general and
administrative expenses (3)	59,566	(4,173)	55,393	45,834	(5,789)	40,045	13,732	30.0%	15,348	38.3%
Depreciation and amortization
expenses (4)	10,352	(2,739)	7,613	7,717	(2,349)	5,368	2,635	34.1%	2,245	41.8%
Change in fair value of contingent
consideration and indemnification asset (5)	100	(100)	—	100	(100)	—	—	—%	—	—%
Total operating expenses	160,977	(8,000)	152,977	121,932	(10,851)	111,081	39,045	32.0%	41,896	37.7%
Operating income (loss)	$(11,030)	$8,214	$(2,816)	$(14,020)	$11,300	$(2,720)	$2,990	21.3%	$(96)	(3.5)%

Total operating expenses as a
percentage of total revenue	107.4%		101.9%	113.0%		102.5%

(1)
Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $0.2 million and $0.4 million for the three months ended September 30, 2018 and 2017, respectively, resulting from our acquisitions and business combinations.

(2)
Adjustments to cost of revenue include approximately $0.4 million and $0.4 million in stock-based compensation expense for the three months ended September 30, 2018 and 2017, respectively. The adjustments also include approximately $0.6 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the three months ended September 30, 2018. Adjustments also include transaction costs of approximately $2.2 million for the three months ended September 30, 2017, resulting from acquisitions and business combinations.

(3)
Adjustments to selling, general and administrative expenses include $3.7 million and $5.3 million in stock-based compensation expense for the three months ended September 30, 2018 and 2017, respectively. Adjustments also include transaction costs of $0.5 million and $0.5 million for the three months ended September 30, 2018 and 2017, respectively, resulting from acquisitions and business combinations and costs relating to our securities offerings.

(4)
Adjustments to depreciation and amortization expenses of approximately $2.7 million and $2.3 million for the three months ended September 30, 2018 and 2017, respectively, relate to amortization of intangible assets acquired via asset acquisition and business combinations.

(5)	The adjustment reverses the impact of changes in fair value of our contingent consideration that was assumed as part of a business combination during 2016.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(unaudited)

(in thousands)	For the Nine Months Ended September 30, 2018			For the Nine Months Ended September 30, 2017
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services (1)	$23,950	$3,655	$27,605	$23,799	$—	$23,799	$151	0.6%	$3,806	16.0%
Platform and operations services (1)	341,258	1,490	342,748	297,422	1,224	298,646	43,836	14.7%	44,102	14.8%
Premiums	68,751	—	68,751	—	—	—	68,751	—%	68,751	—%
Total revenue	433,959	5,145	439,104	321,221	1,224	322,445	112,738	35.1%	116,659	36.2%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	214,945	(3,439)	211,506	203,804	(5,473)	198,331	11,141	5.5%	13,175	6.6%
Claims expenses	52,169	—	52,169	—	—	—	52,169	—%	52,169	—%
Selling, general and
administrative expenses (3)	172,495	(14,661)	157,834	150,474	(20,671)	129,803	22,021	14.6%	28,031	21.6%
Depreciation and amortization
expenses (4)	29,882	(8,144)	21,738	21,236	(7,057)	14,179	8,646	40.7%	7,559	53.3%
Change in fair value of contingent
consideration and indemnification asset (5)	(1,404)	1,404	—	300	(300)	—	(1,704)	(568.0)%	—	—%
Total operating expenses	468,087	(24,840)	443,247	375,814	(33,501)	342,313	92,273	24.6%	100,934	29.5%
Operating income (loss)	$(34,128)	$29,985	$(4,143)	$(54,593)	$34,725	$(19,868)	$20,465	37.5%	$15,725	79.1%

Total operating expenses as a
percentage of total revenue	107.9%		100.9%	117.0%		106.2%

(1)
Adjustments to transformation services revenue and platform and operations services revenue for the nine months ended September 30, 2018, include approximately $3.7 million and $0.8 million, respectively, resulting from our transition adjustments related to the implementation of ASC 606. Adjustments to platform and operations services revenue also include deferred revenue purchase accounting adjustments of approximately $0.6 million and $1.2 million for the nine months ended September 30, 2018 and 2017, respectively, resulting from our acquisitions and business combinations.

(2)
Adjustments to cost of revenue include $1.1 million and $1.1 million in stock-based compensation expense for the nine months ended September 30, 2018 and 2017, respectively. The adjustments also include $1.7 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment and $0.7 million of one-time severance costs for the nine months ended September 30, 2018. Adjustments for the nine months ended September 30, 2017 also include transaction costs of approximately $4.3 million resulting from acquisitions and business combinations.

(3)
Adjustments to selling, general and administrative expenses include $11.4 million and $15.0 million in stock-based compensation expense for the nine months ended September 30, 2018 and 2017, respectively. Adjustments also include transaction costs of $2.3 million and $5.6 million for the nine months ended September 30, 2018 and 2017, respectively, resulting from acquisitions and business combinations and costs relating to our securities offerings. The adjustments also include $0.1 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment and $0.8 million of one-time severance costs for the nine months ended September 30, 2018.

(4)
Adjustments to depreciation and amortization expenses of approximately $8.1 million and $7.1 million for the nine months ended September 30, 2018 and 2017, respectively, relate to amortization of intangible assets acquired via asset acquisition and business combinations.

(5)	The adjustment reverses the impact of changes in fair value of our contingent consideration and indemnification asset that were acquired through business combinations during 2016.

Evolent Health, Inc.
Segment Results
(unaudited)

			Intersegment
	Services	True Health (1)	Eliminations	Consolidated
Adjusted Revenue
Three Months Ended September 30, 2018
Services:
Adjusted Transformation Services	$9,230	$—	$—	$9,230
Adjusted Platform and Operations Services	121,845	—	(3,537)	118,308
Adjusted Services Revenue	131,075	—	(3,537)	127,538
True Health:
Premiums	—	22,829	(206)	22,623
Adjusted Revenue	131,075	22,829	(3,743)	150,161
Purchase accounting adjustments (2)	(214)	—	—	(214)
Total revenue	$130,861	$22,829	$(3,743)	$149,947

Three Months Ended September 30, 2017
Services:
Adjusted Transformation Services	$8,204	$—	$—	$8,204
Adjusted Platform and Operations Services	100,157	—	—	100,157
Adjusted Services Revenue	108,361	—	—	108,361
Adjusted Revenue	108,361	—	—	108,361
Purchase accounting adjustments (2)	(449)	—	—	(449)
Total revenue	$107,912	$—	$—	$107,912

			Segments
	Services	True Health (1)	Total
Three Months Ended September 30, 2018
Adjusted EBITDA	$4,065	$732	$4,797

Three Months Ended September 30, 2017
Adjusted EBITDA	$2,648	$—	$2,648

(1)	The True Health segment was created in January 2018.

(2)
Purchase accounting adjustments pertain to Adjusted Platform and Operations Services Revenue. There were no purchase accounting adjustments in relation to Adjusted Transformation Services Revenue or True Health premiums revenue.

Evolent Health, Inc.
Segment Results
(unaudited)

			Intersegment
	Services	True Health (1)	Eliminations	Consolidated
Adjusted Revenue
Nine Months Ended September 30, 2018
Services:
Adjusted Transformation Services	$27,605	$—	$—	$27,605
Adjusted Platform and Operations Services	353,697	—	(10,949)	342,748
Adjusted Services Revenue	381,302	—	(10,949)	370,353
True Health:
Premiums	—	69,353	(602)	68,751
Adjusted Revenue	381,302	69,353	(11,551)	439,104
ASC 606 transition adjustment (2)	(4,498)	—	—	(4,498)
Purchase accounting adjustments (3)	(647)	—	—	(647)
Total revenue	$376,157	$69,353	$(11,551)	$433,959

Nine Months Ended September 30, 2017
Services:
Adjusted Transformation Services	$23,799	$—	$—	$23,799
Adjusted Platform and Operations Services	298,646	—	—	298,646
Adjusted Services Revenue	322,445	—	—	322,445
Adjusted Revenue	322,445	—	—	322,445
Purchase accounting adjustments (3)	(1,224)	—	—	(1,224)
Total revenue	$321,221	$—	$—	$321,221

			Segments
	Services	True Health (1)	Total
Nine Months Ended September 30, 2018
Adjusted EBITDA	$16,674	$921	$17,595

Nine Months Ended September 30, 2017
Adjusted EBITDA	$(5,689)	$—	$(5,689)

(1)	The True Health segment was created in January 2018.

(2)
Adjustment to Adjusted Transformation Services Revenue was approximately $3.7 million and the adjustment to Adjusted Platform and Operations Services Revenue was approximately $0.8 million. See “Non-GAAP Financial Measures” above for more information on adjustments pertaining to the implementation of ASC 606.

(3)
Purchase accounting adjustments pertain to Adjusted Platform and Operations Services Revenue. There were no purchase accounting adjustments in relation to Adjusted Transformation Services Revenue or True Health premiums revenue.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Evolent Health, Inc.
(unaudited)

(in thousands)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(12,429)	$(12,588)	$(35,971)	$(47,506)
Less:
Interest income	968	411	2,918	813
Interest expense	(853)	(880)	(2,561)	(2,781)
(Provision) benefit for income taxes	(135)	1,714	(29)	2,009
Depreciation and amortization expenses	(10,352)	(7,717)	(29,882)	(21,236)
EBITDA	(2,057)	(6,116)	(6,417)	(26,311)
Less:
Income (loss) from equity method investees	(1,381)	(369)	(2,787)	(1,446)
Change in fair value of contingent
consideration and indemnification asset	(100)	(100)	1,404	(300)
Other income (expense), net	(124)	15	(64)	21
Net (income) loss attributable to
non-controlling interests	126	541	680	8,471
ASC 606 transition adjustments	—	—	(4,498)	—
Purchase accounting adjustments	(214)	(449)	(647)	(1,224)
Stock-based compensation expense	(4,047)	(5,708)	(12,560)	(16,172)
Severance costs	—	—	(1,489)	—
Amortization of contract cost assets	(658)	—	(1,797)	—
Transaction costs	(456)	(2,694)	(2,254)	(9,972)
Adjusted EBITDA	$4,797	$2,648	$17,595	$(5,689)

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Class A and Class B
Shareholders to Earnings (Loss) Available to Common Shareholders
(unaudited)

(in thousands, except per share data)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Earnings (Loss) Available to
Common Shareholders - Basic and Diluted (a)	$(12,429)	$(12,588)	$(35,971)	$(47,506)
Less:
Income (loss) from equity method investees	(1,381)	(369)	(2,787)	(1,446)
(Provision) benefit for income taxes	—	1,714	136	1,994
Change in fair value of contingent consideration
and indemnification asset	(100)	(100)	1,404	(300)
Net (income) loss attributable to
non-controlling interests	126	541	680	8,471
ASC 606 Transition Adjustment	—	—	(4,498)	—
Purchase accounting adjustments	(2,953)	(2,800)	(8,791)	(8,369)
Stock-based compensation expense	(4,047)	(5,708)	(12,560)	(16,172)
Severance costs	—	—	(1,489)	—
Amortization of contract cost assets	(658)	—	(1,797)	—
Transaction costs	(456)	(2,694)	(2,254)	(9,972)
Adjusted Earnings (Loss) Available
to Class A and Class B Shareholders (b)	$(2,960)	$(3,172)	$(4,015)	$(21,712)

Earnings (Loss) per Share Available to
Common Shareholders - Basic and Diluted (a) (1)	$(0.16)	$(0.18)	$(0.47)	$(0.78)

Adjusted Earnings (Loss) per Share Available
to Class A and Class B Shareholders (b) (2)	$(0.04)	$(0.04)	$(0.05)	$(0.31)

Weighted-average common shares - basic	77,999	70,328	76,871	60,867
Weighted-average common shares - diluted	77,999	70,328	76,871	60,867
Adjusted Weighted-Average Class A
and Class B Shares (3)	78,765	72,982	78,122	69,713

(1)	For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

(2)	Represents Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares as described in footnote 3 below.

(3)
Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Class A and Class B Shares to diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Class A and Class B
Shares to Diluted Weighted-Average Common Shares
(unaudited)

(in thousands)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Weighted-average common shares - diluted	77,999	70,328	76,871	60,867
Assumed conversion of Class B common
shares to Class A common shares	766	2,654	1,251	8,846
Adjusted Weighted-Average Class A and Class B Shares	78,765	72,982	78,122	69,713

Evolent Health, Inc.
Guidance Reconciliation
(unaudited)

(in thousands)	For the Three	For the Twelve
	Months Ended	Months Ended
	December 31,	December 31,
	2018	2018
Services revenue	$168,800	$544,700
Purchase accounting adjustments	200	800
ASC 606 transition adjustments	—	4,500
Adjusted Services Revenue	169,000	550,000
True Health premiums revenue	22,500	91,500
Intersegment eliminations	(4,000)	(15,500)
Adjusted Revenue	$187,500	$626,000

Net Income (Loss) Attributable to
Evolent Health, Inc.	$(18,600)	$(55,800)
Less:
Interest income	1,700	4,400
Interest expense	(2,000)	(4,500)
Depreciation and amortization expenses	(11,700)	(41,000)
EBITDA	(6,600)	(14,700)
Less:
Income (loss) from equity method investees	(1,500)	(4,000)
Net (income) loss attributable to
non-controlling interests	(900)	(1,400)
ASC 606 transition adjustments	—	(4,500)
Purchase accounting adjustments	(200)	(800)
Stock-based compensation expense	(8,500)	(21,000)
Severance costs	—	(1,500)
Amortization of contract cost assets	(500)	(2,000)
Transaction costs	(1,000)	(3,000)
Adjusted EBITDA	$6,000	$23,500

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	the structural change in the market for health care in the United States;

•	uncertainty in the health care regulatory framework;

•	uncertainty in the public exchange market;

•	the uncertain impact of Centers for Medicare and Medicaid Services waivers to Medicaid rules;

•	the uncertain impact of the results of the 2018 congressional, state and local elections, as well as subsequent elections, may have on health care laws and regulations;

•	our ability to effectively manage our growth;

•	the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of customer contracts;

•	our ability to offer new and innovative products and services;

•
risks related to completed and future acquisitions, investments and alliances, including the acquisition of assets from New Mexico Health Connections (“NMHC”) and the acquisitions of Valence Health, Inc., excluding Cicerone Health Solutions, Inc. (“Valence Health”), Aldera Holdings, Inc. (“Aldera”) and NCH, which may be difficult to integrate, divert management resources, result in unanticipated costs or dilute our stockholders;

•
certain risks and uncertainties associated with the acquisition of assets from NMHC and the acquisitions of Valence Health, Aldera and NCH, including future revenues may be less than expected, the timing and extent of new lives expected to come onto the platform may not occur as expected and the expected results of Evolent may not be impacted as anticipated;

•	risks relating to our ability to maintain profitability for our and NCH’s performance-based contracts and products;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including premium pricing reductions, selection bias in at risk membership and the ability to control and, if necessary, reduce health care costs, particularly in New Mexico;

•	our ability to attract new partners;

•	the increasing number of risk-sharing arrangements we enter into with our partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target market;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	risks related to governmental payor audits and actions, including whistleblower claims;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property, including trademarks;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	online security risks and breaches or failures of our security measures;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;

•	risks related to our offshore operations;

•	the risk of a significant reduction in the enrollment in our health plan;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the risk of potential future goodwill impairment on our results of operations;

•	our indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	our adjusted results may not be representative of our future performance;

•	the risk of potential future litigation;

•	our holding company structure and dependence on distributions from Evolent Health LLC;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from past and future exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG;

•	distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	the potential volatility of our Class A common stock price;

•
the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale or if a large number of Class B common units are exchanged for shares of Class A common stock;

•
provisions in our second amended and restated certificate of incorporation and amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•
provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock;

•	our ability to maintain effective internal control over financial reporting;

•	our expectations regarding the additional management attention and costs that will be required as we have transitioned from an “emerging growth company” to a “large accelerated filer”; and

•	our lack of public company operating experience.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.